Exhibit 99.1

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2022 Results
-- Declares Quarterly Common Dividend of $0.16 per Share --

NEW YORK, NY, May 5, 2022 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended March 31, 2022.
“We are very pleased with our first quarter results as we execute our strategic plan of improving retail real estate throughout our densely populated markets concentrated in the Washington, D.C. to Boston corridor," said Jeff Olson, Chairman and CEO. "The demand for retail space is the highest we have seen in years and we remain focused on increasing occupancy to at least 96% and monetizing non-income producing land.”

Financial Results(1)(2)
•Generated net income attributable to common shareholders of $9.5 million, or $0.08 per diluted share, for the first quarter of 2022 compared to $19.9 million, or $0.17 per diluted share, for the first quarter of 2021. The decrease is due to an $11.7 million gain on sale of real estate recognized in the first quarter of 2021.
•Generated Funds from Operations ("FFO") applicable to diluted common shareholders of $34.2 million, or $0.28 per share, for the quarter compared to $31.8 million, or $0.26 per share, for the first quarter of 2021.
•Generated FFO as Adjusted of $34.5 million, or $0.28 per share, for the quarter compared to $32.3 million, or $0.26 per share, for the first quarter of 2021.
Operating Results(1)(3)
•Increased same-property Net Operating Income ("NOI"), including properties in redevelopment, by 3.8% compared to the first quarter of 2021.
•Increased same-property NOI, excluding properties in redevelopment, by 5.5% compared to the first quarter of 2021.
•Reported same-property portfolio leased occupancy of 93.9%, a decrease of 20 basis points compared to December 31, 2021 and an increase of 280 basis points compared to March 31, 2021. Subsequent to the end of the quarter, the Company executed three new anchor leases totaling 100,000 square feet ("sf"), increasing same-property leased occupancy by 60 basis points to 94.5%.
•Executed 33 new leases, renewals and options totaling 308,000 sf during the quarter. Same-space leases totaled 266,000 sf and generated average rent spreads of 5.1% on a cash basis and 14.9% on a GAAP basis.

Balance Sheet and Liquidity(1)(4)
Balance sheet highlights as of March 31, 2022 include:
•Total liquidity of approximately $800 million, comprised of $198 million of cash on hand and $600 million available under our revolving credit agreement.
•Weighted average term to maturity of 4.6 years with $81 million of debt maturing in 2022.
•Total market capitalization of approximately $4.0 billion, comprised of 122.4 million fully-diluted common shares valued at $2.3 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 37%.

Leasing, Development and Redevelopment
During the quarter, the Company stabilized two redevelopment projects aggregating $14.7 million. The retenanting of a former ShopRite with Uncle Giuseppe’s was completed at Briarcliff Commons and commenced operations in January 2022. Additionally, the Extra Space self-storage facility, which was developed in unused basement space at the Plaza at Woodbridge reached stabilized occupancy levels.
The Company now has $207.1 million of active redevelopment projects under way, of which $136.4 million remains to be funded. These projects are expected to generate an approximate 8% unleveraged yield.
The Company has signed leases that have not yet rent commenced that are expected to generate an additional $22 million of future annual gross rent, representing approximately 9% of current annualized NOI. Approximately $5 million of this amount is expected to be recognized during the remainder of 2022.

Acquisition and Disposition Activity
In February, the Company acquired a 12,000 sf outparcel adjacent to the entrance of our mall in Massapequa, NY for a purchase price of $4.1 million. Acquiring this outparcel supports our plans to redevelop Sunrise Mall.

Dividend Declaration
On May 4, 2022, the Board of Trustees declared a regular quarterly dividend of $0.16 per common share. The dividend will be payable on June 30, 2022 to common shareholders of record on June 15, 2022.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on May 5, 2022 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13727687. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting May 5, 2022 at 11:30am ET through May 19, 2022 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13727687.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 8 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2022.
(3) Refer to page 9 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended March 31, 2022.
(4) Net debt as of March 31, 2022 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $198 million.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, totaling 68 properties for the three months ended March 31, 2022 and 2021. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.

•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2022, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which totals 68 properties for the three months ended March 31, 2022 and 2021. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 75 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including its impact on our retail tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
ASSETS
Real estate, at cost:
Land	$542,131	$543,827
Buildings and improvements	2,454,897	2,441,797
Construction in progress	223,698	212,296
Furniture, fixtures and equipment	7,716	7,530
Total	3,228,442	3,205,450
Accumulated depreciation and amortization	(772,789)	(753,947)
Real estate, net	2,455,653	2,451,503
Operating lease right-of-use assets	67,618	69,361
Cash and cash equivalents	151,789	164,478
Restricted cash	46,238	55,358
Tenant and other receivables	17,318	15,812
Receivable arising from the straight-lining of rents	63,203	62,692
Identified intangible assets, net of accumulated amortization of $37,024 and $37,361, respectively	68,007	71,107
Deferred leasing costs, net of accumulated amortization of $18,351 and $17,641, respectively	20,791	20,694
Prepaid expenses and other assets	70,620	74,111
Total assets	$2,961,237	$2,985,116

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,682,929	$1,687,190
Operating lease liabilities	62,931	64,578
Accounts payable, accrued expenses and other liabilities	75,962	84,829
Identified intangible liabilities, net of accumulated amortization of $36,082 and $35,029, respectively	98,282	100,625
Total liabilities	1,920,104	1,937,222
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,430,735 and 117,147,986 shares issued and outstanding, respectively	1,173	1,170
Additional paid-in capital	1,001,006	1,001,253
Accumulated deficit	(16,399)	(7,091)
Noncontrolling interests:
Operating partnership	42,001	39,616
Consolidated subsidiaries	13,352	12,946
Total equity	1,041,133	1,047,894
Total liabilities and equity	$2,961,237	$2,985,116

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
REVENUE
Rental revenue	$99,416	$94,619
Management and development fees	240	365
Other income	545	677
Total revenue	100,201	95,661
EXPENSES
Depreciation and amortization	24,527	22,875
Real estate taxes	15,975	16,601
Property operating	21,205	20,291
General and administrative	11,121	8,668
Lease expense	3,135	3,306
Total expenses	75,963	71,741
Gain on sale of real estate	—	11,722
Interest income	205	136
Interest and debt expense	(14,004)	(14,827)
Income before income taxes	10,439	20,951
Income tax expense	(905)	(235)
Net income	9,534	20,716
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(387)	(875)
Consolidated subsidiaries	339	79
Net income attributable to common shareholders	$9,486	$19,920

Earnings per common share - Basic:	$0.08	$0.17
Earnings per common share - Diluted:	$0.08	$0.17
Weighted average shares outstanding - Basic	117,330	116,956
Weighted average shares outstanding - Diluted	117,393	117,024

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three months ended March 31, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended March 31,
(Amounts in thousands)	2022	2021
Net income	$9,534	$20,716
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(387)	(875)
Consolidated subsidiaries	339	79
Net income attributable to common shareholders	9,486	19,920
Adjustments:
Rental property depreciation and amortization	24,298	22,686
Gain on sale of real estate	—	(11,722)
Limited partnership interests in operating partnership	387	875
FFO Applicable to diluted common shareholders	34,171	31,759
FFO per diluted common share(1)	0.28	0.26
Adjustments to FFO:
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(87)	873
Tenant bankruptcy settlement income	(36)	—
Transaction, severance and other expenses (income)	497	(377)
FFO as Adjusted applicable to diluted common shareholders	$34,545	$32,255
FFO as Adjusted per diluted common share(1)	$0.28	$0.26

Weighted Average diluted common shares(1)	122,187	122,166
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended March 31, 2022 and 2021 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three months ended March 31, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of NOI and same-property NOI.

	Three Months Ended March 31,
(Amounts in thousands)	2022	2021
Net income	$9,534	$20,716
Management and development fee income from non-owned properties	(240)	(365)
Other expense	(199)	(246)
Depreciation and amortization	24,527	22,875
General and administrative expense	11,121	8,668
Gain on sale of real estate	—	(11,722)
Interest income	(205)	(136)
Interest and debt expense	14,004	14,827
Income tax expense	905	235
Non-cash revenue and expenses	(2,385)	(1,273)
NOI	57,062	53,579
Adjustments:
Non-same property NOI(1)	(7,360)	(5,422)
Sunrise Mall net operating loss	1,354	610
Tenant bankruptcy settlement income and lease termination income	(110)	(475)
Same-property NOI	$50,946	$48,292
NOI related to properties being redeveloped	4,339	4,992
Same-property NOI including properties in redevelopment	$55,285	$53,284
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three months ended March 31, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended March 31,
(Amounts in thousands)	2022	2021
Net income	$9,534	$20,716
Depreciation and amortization	24,527	22,875
Interest and debt expense	14,004	14,827
Income tax expense	905	235
Gain on sale of real estate	—	(11,722)
EBITDAre	48,970	46,931
Adjustments for Adjusted EBITDAre:
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(87)	873
Tenant bankruptcy settlement income	(36)	—
Transaction, severance and other expenses (income)	497	(377)
Adjusted EBITDAre	$49,344	$47,427